                                                               Exhibit (d)(8)(i)

                               AMENDED SCHEDULE A

                                     TO THE

                AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                                ING MUTUAL FUNDS

                            OPERATING EXPENSE LIMITS

                                               OPERATING EXPENSE LIMIT PERCENTAGE
                                            (AS A PERCENTAGE OF AVERAGE NET ASSETS)
                                      ----------------------------------------------------
 NAME OF FUND*                        Class A        Class B        Class C        Class O
 -------------                        -------        -------        -------        -------
ING Global Equity Dividend Fund        1.40%          2.15%          2.15%          1.40%
Initial Term Expires March 1, 2006

                                                                        /s/ H.E.
                                                                      ----------
                                                                              HE

Effective Date: September 30, 2005

* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

                                        1